EXHIBIT 10.55



BANCO INTERNACIONAL DE PANAMA

97(450-01)2507

June 16, 1997

Mr. David D'Jemal H.
EZCONY TRADING CORPORATION
City.-

Dear Mr. D'Jemal:

We are pleased to inform you that our Credit Committee decided at its last meeting to grant you the credit facilities for which you have applied on behalf of your highly respected company; they will be available upon the following terms and conditions:

AMOUNT:   US$ 500,000.00 (FIVE HUNDRED THOUSAND U.S. DOLLARS AND 00/100).

PURPOSE: A line of credit for inventory purchases through letters of credit, collections, drafts, transfers, or cashiers' checks, with disbursements maturing in 150 days.

DURATION: This line of credit has been approved for a one-year term, upon the expiration of which we will conduct a formal review thereof. However, the Bank may cancel it in advance of its expiration if that is considered advisable in the Bank's judgment to protect its interests.

INTEREST: The applicable interest rate will be 10% per annum. However, the Bank reserves the right to adjust the interest rate to reflect changes in its cost of funds.


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BANCO INTERNACIONAL DE PANAMA

                                                                      PAGE No. 2

97(450-01)2507) - Mr. David D'Jemal H.

SECURITY:      1. A joint bond given by Ezcony International Corp., Ezcony
                 Interamerica Inc. (Holding Corp.), and New World Interactive
                 Inc.

               2. A personal bond given by Messrs. David D'Jemal H., Daniel
                 Homsany, and Ezra M. Cohen Y.

DOCUMENTATION: If you agree to our conditions, we will appreciate you sending us the following documentation at your earliest convenience:

               1. The Minutes of the Board of Directors Meeting of Ezcony
                 Trading Corp. at which the approved line of credit was authorized and the persons authorized to sign the respective documentation were designated.

               2. The Minutes of the Shareholders Meetings of the companies acting as surety, at which the joint bond securing all the obligations assumed by Ezcony Trading Corporation toward Banco Internacional de Panama was authorized.

               3. Enclosed you will find our bond contracts, to be returned to our offices duly signed. This documentation must be sent to our Bank no later than 30 days from the date hereof, which is the duration of our offer of credit.

RECIPROCITY:   As reciprocity for the credit facilities, the company must maintain a checking account with our bank, whose activity must be in keeping with the amount of credit approved.

PERIODIC
REPORTS: To keep the Bank properly informed regarding your company's commercial performance, we require you to furnish us periodic reports on operations and semiannual statements of financial position and results.

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BANCO INTERNACIONAL DE PANAMA

                                                                      PAGE No. 3

97(450-01)2507) - Mr. David D'Jemal H.

In addition to the foregoing, we hereby notify you that the officer in charge of your account at our Bank is Mr. RAFAEL VALLE H. We would appreciate your addressing all correspondence and communications to our Bank in reference to your account to the Executive in charge thereof.

We would like to take this opportunity to express our pleasure in being able to continue meeting your company's credit needs, as well as our hope that this business relationship will continue for many more years.

In closing, let us say we are at your disposal to reply to any inquiry you may wish to make of us.

Sincerely yours,

BANCO INTERNACIONAL DE PANAMA

(signed, illegible)                              (signed, illegible)
Annabel de Teran                                 Rafael Valle H.
VICE PRESIDENT FOR CREDIT                        MANAGER OF THE FREE ZONE BRANCH
AND ASSISTANT GENERAL MANAGER


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